UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): November 19, 2001



                              SITESTAR CORPORATION
             (Exact name of registrant as specified in its charter)




        Nevada                       000-27763                   88-0397234
        ------                       ---------                   ----------
(State of  Incorporation)    (Commission File Number)          (IRS Employer
                                                            Identification No.)




           15303 Ventura Boulevard,  Suite 1510, Sherman Oaks, CA 91403
              (Address of principal executive offices) (Zip Code)


                                 (818) 380-8180
              (Registrant's telephone number, including area code)


                                       N/A
         (Former name or former address, if changed since last report)

Item 5.  Other Events.


     On November 26, 2001 Sitestar Corporation announced that it has repurchased approximately 10.6 million shares of its common stock from various shareholders through privately negotiated transactions. The stock repurchase was finalized at the end of business on November 19, 2001.

     Registrant's Board of Directors had previously authorized the repurchase of 12,350,000 shares of Sitestar common stock.

     This recent stock repurchase represents about 11.5% of Sitestar's fully diluted total shares outstanding.



Item 7.  Financial Statements and Exhibits.

       (c) Exhibits.

       Exhibits                Description
       --------                -----------

         99.1 Press Release dated November 26, 2001, "Sitestar Repurchases 10.6 Million Shares of its Common stock."



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





                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 28, 2001

                                              SITESTAR CORPORATION



                                        By:  /s/ Frederick Manlunas
                                             ---------------------------
                                            Name:  Frederick Manlunas
                                            Title:     Chairman







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






                                  EXHIBIT INDEX


       Exhibit No.               Description
       -----------               -----------

          99.1 Press Release dated November 26, 2001, "Sitestar Repurchases 10.6 Million Shares of its Common stock."












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